                                                                    Exhibit 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated February 18, 1999 with respect to the financial statements and schedules of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 included in this Annual Report (Form 11-K) for the year ended August 31, 1998.

                              /s/ ERNST & YOUNG LLP


Dayton, Ohio
October 19, 1999